Exhibit 99.1

BeiGene Launches Proposed Public Offering by Selling Shareholders

Cambridge, Mass. and Beijing, China, December 1, 2020 – BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative medicines worldwide, today announced the commencement of an underwritten public offering of 1,511,546 American Depositary Shares (“ADSs”), each representing 13 of its ordinary shares, par value $0.0001 per share, by fund partnerships affiliated with Baker Bros. Advisors LP (the “Selling Shareholders”). The Selling Shareholders also intend to grant the underwriter a 30-day option to purchase up to an additional 151,154 ADSs. BeiGene will not receive any of the proceeds from the sale of the shares being offered by the Selling Shareholders but will bear certain expenses incident to this offering (excluding underwriting discounts and commissions).

Goldman Sachs & Co. LLC is acting as the underwriter for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

An automatically effective shelf registration statement on Form S-3 was filed with the Securities and Exchange Commission (“SEC”) on May 11, 2020. The proposed offering will be made only by means of a prospectus and prospectus supplement. A copy of the preliminary prospectus supplement relating to this offering may be obtained, when available, by visiting the SEC’s website at www.sec.gov or by contacting the offices of Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone: 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About BeiGene

BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 4,700+ employees in China, the United States, Australia, Europe, and elsewhere are committed to expediting the development of a diverse pipeline of novel therapeutics. We currently market two internally discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including BeiGene’s current intentions, expectations or beliefs regarding the offering of ADSs representing ordinary shares, including its expectations regarding the completion, size or terms of the offering, and BeiGene’s plan to market additional oncology products in China. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. BeiGene does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Investor Contact	Media Contact
Craig West	Liza Heapes or Vivian Ni
+1 857-302-5189	+1 857-302-5663 or +1 857-302-7596
ir@beigene.com	media@beigene.com